Exhibit 10.11

Jim Rowan
Chairman of the Board
Lime
March 27, 2026
Liz Hamren
lizhamren@igmail.com
Dear Liz,
I am delighted to extend an invitation to you to join the Lime Board of Directors. Your distinguished career and expertise in leading organizations make you an outstanding candidate.
Since its founding, Lime has been dedicated to transforming urban mobility and advancing sustainable transportation for communities around the world. As we continue to innovate and expand our impact, strong governance is more important than ever. Your extensive governance and industry experience will be valuable to our Board, shareholders and executive team.
In recognition of your service, you will receive our standard compensation package. This has been benchmarked against our peer group companies and is consistent with compensation provided to directors who are serving in roles at similarly-situated companies.
The compensation structure is as follows:
•Annual Cash Retainer $45,000
•Annual Equity Award $225,000
Your compensation is subject to the approval of the Board of Directors. Cash compensation will be paid quarterly, prorated based on your service period. Equity is granted in the form of RSUs with a one-year cliff and in accordance with our other standard terms and conditions and will also be prorated based on the time remaining in our defined grant cycle.
Your appointment will be subject to the formal approval of the Board.. To accept this invitation, please sign and return a copy of this letter, indicating your agreement to the terms and conditions outlined above. Your term will begin once the Board has taken action to formally appoint you to this position. Should you have any questions or need additional information, please contact me directly at jimrowan7@gmail.com
We are excited about the impact you will have as a member of our Board of Directors and look forward to welcoming you to Lime.

85 2nd Street, Suite 750 San Francisco, CA 94105

Sincerely,
/s/ Jim Rowan

Jim Rowan
Chairman
Lime
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**Acceptance:**
I accept this offer to join the Board of Directors of Lime as Director.

Signature:	/s/ Liz Hamren
Date:	3/28/2026

85 2nd Street, Suite 750 San Francisco, CA 94105